UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2017

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.
001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 9, 2017, Great Plains Energy Incorporated, a Missouri corporation (“Great Plains Energy”), and Westar Energy, Inc., a Kansas corporation (“Westar Energy”), entered into an Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”) among Great Plains Energy, Westar Energy, Monarch Energy Holding, Inc., a Missouri corporation (“Holdco”), and King Energy, Inc., a Kansas corporation and a wholly owned subsidiary of Holdco (“Merger Sub”), and for certain limited purposes, GP Star, Inc., a Kansas corporation and a wholly owned subsidiary of Great Plains Energy (“GP Star”). Holdco is a newly formed entity wholly owned by Great Plains Energy, and Merger Sub is a wholly owned subsidiary of Holdco, each of which was formed for the purpose of effecting the transactions contemplated by the Amended and Restated Merger Agreement. The Amended and Restated Merger Agreement is an amendment and restatement in its entirety of the Agreement and Plan of Merger (the “Original Merger Agreement”), dated as of May 29, 2016, among Great Plains Energy, Westar Energy and GP Star. GP Star has withdrawn from the Original Merger Agreement and is only party to the Amended and Restated Merger Agreement for the purposes of withdrawing from the Original Merger Agreement. Pursuant to the Amended and Restated Merger Agreement, subject to the satisfaction or waiver of certain conditions, (i) Great Plains Energy will merge with and into Holdco (the “GPE Merger”), with Holdco continuing as the surviving corporation in the GPE Merger, and (ii) Merger Sub will merge with and into Westar Energy (the “Westar Merger”, together with the GPE Merger, the “Mergers”), with Westar Energy continuing as the surviving corporation in the Westar Merger. Following the Mergers, Holdco will be the direct parent of Westar Energy and Great Plains Energy’s direct subsidiaries.

Subject to the terms and conditions set forth in the Amended and Restated Merger Agreement, at the effective time of the Mergers (the “Effective Time”), (i) each share of common stock, no par value, of Great Plains Energy (the “Great Plains Energy common stock”) issued and outstanding immediately prior to the Effective Time (other than shares owned by Great Plains Energy as treasury stock or shares owned by a wholly owned subsidiary of Great Plains Energy, Westar Energy, Holdco or Merger Sub and shares held by dissenting shareholders) will be converted into the right to receive 0.5981 validly issued, fully paid and nonassessable shares of common stock, no par value of Holdco (“Holdco common stock”); and (ii) each share of common stock, $5.00 par value, of Westar Energy (the “Westar Energy common stock”) issued and outstanding immediately prior to the Effective Time (other than shares owned by Westar Energy as treasury stock or shares owned by a wholly owned subsidiary of Westar Energy, Great Plains Energy, Holdco or Merger Sub) will be converted into the right to receive one validly issued, fully paid and nonassessable share of Holdco common stock. Outstanding equity awards and performance units held by the management of Westar Energy will be converted into the right to receive the merger consideration to be received by the holders of Westar Energy common stock plus dividend equivalents in cash, and outstanding equity awards and performance units held by the management of Great Plains Energy will be converted on an equitable basis into equity awards and performance units of Holdco. Fractional shares will be paid out in cash based on the price at which Holdco shares can be sold on the New York Stock Exchange following the closing of the transaction.

The Amended and Restated Merger Agreement provides that upon the Effective Time of the Mergers, the number of directors constituting the Holdco board of directors will be mutually determined by Great Plains Energy and Westar Energy prior to the closing of the Mergers and it will consist of an equal number of directors designated by Great Plains Energy and Westar Energy. Effective as of the Effective Time, the current President and Chief Executive Officer of Westar Energy will be appointed as the non-executive Chairman of the board of directors of Holdco for a three-year term, and the current President and Chief Executive Officer of Great Plains Energy will be appointed as the President and Chief Executive Officer of Holdco. As of the Effective Time, the initial chairpersons of the following standing board committees of Holdco will be designated by Great Plains Energy: (a) Compensation Committee, (b) Audit Committee and (c) Nuclear Operations and Environmental Committee, and the initial chairpersons of the following standing board committees of Holdco will be designated by Westar Energy: (i) Nominating and Governance Committee and (ii) Finance Committee. The initial lead independent director will be designated by Westar Energy as of the Effective Time.

In addition to the President and Chief Executive Officer, the senior leadership team as of the Effective Time will consist of Kevin Bryant – Executive Vice President and Chief Operating Officer, Greg Greenwood – Executive Vice President – Strategy and Chief Administrative Officer, Tony Somma – Executive Vice President and Chief Financial Officer, Jerl Banning – Senior Vice President and Chief People Officer, Chuck Caisley – Senior Vice President – Marketing and Public Affairs and Chief Customer Officer, and Heather Humphrey – Senior Vice President, General Counsel and Corporate Secretary.

From and after the Effective Time, the corporate headquarters of Holdco will be in Kansas City, Missouri and the utility operating headquarters will be in Topeka, Kansas and Kansas City, Missouri. The Amended and Restated Merger Agreement also provides that Great Plains Energy and Westar Energy will use their commercially reasonable efforts to agree on a new name and ticker symbol for Holdco prior to the closing of the Mergers.

The completion of the Mergers is subject to various conditions, including, among others, (i) the approval of the GPE Merger by the Great Plains Energy shareholders; (ii) the approval of the Westar Merger by the Westar Energy shareholders; (iii) clearance under the Hart-Scott-Rodino Antitrust Improvements Act; (iv) receipt of all required regulatory approvals from, amongst others, the Federal Energy Regulatory Commission, the U.S. Nuclear Regulatory Commission, the Kansas Corporation Commission, and the Missouri Public Service Commission (provided that such approvals do not result in a material adverse effect on Great Plains Energy or Westar Energy and their respective subsidiaries, after giving effect to the Mergers); (v) effectiveness of the registration statement for the shares of Holdco common stock to be issued to Westar Energy and Great Plains Energy shareholders in the Mergers and approval of the listing of such shares on the New York Stock Exchange; (vi) the absence of any material adverse effect with respect to Westar Energy, Great Plains Energy and their respective subsidiaries; (vii) the absence of laws or judgments, whether preliminary, temporary or permanent, which may prevent, make illegal or prohibit the completion of the Mergers; (viii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Westar Energy and Great Plains Energy, respectively, and compliance by Westar Energy and Great Plains Energy with their respective obligations under the

Amended and Restated Merger Agreement; (ix) the receipt of tax opinions by Westar Energy and Great Plains Energy; (x) there being no shares of Great Plains Energy preference stock outstanding; and (xi) Great Plains Energy having not less than $1.25 billion in cash or cash equivalents on its balance sheet.

The Amended and Restated Merger Agreement contains (a) customary representations and warranties of Westar Energy and Great Plains Energy, Holdco and Merger Sub, (b) covenants of Westar Energy and Great Plains Energy to conduct their respective businesses in the ordinary course and not to take certain actions prior to the closing of the Mergers without each other’s approval and (c) covenants of Westar Energy and Great Plains Energy with respect to, among other things, cooperation on seeking necessary regulatory approvals and access to information. Westar Energy and Great Plains Energy have agreed to use their reasonable best efforts to obtain regulatory approvals necessary to consummate the Mergers, provided that neither Westar Energy nor Great Plains Energy is obligated to agree to any such approvals that would impose any terms or conditions that would reasonably be expected to result in a material adverse effect on Holdco and its subsidiaries, including Great Plains Energy, Westar Energy and their respective subsidiaries, after giving effect to the Mergers, measured on the size and scale of Westar Energy and its subsidiaries, taken as a whole.

Westar Energy and Great Plains Energy have also agreed not to (a) solicit proposals relating to alternative business combination transactions or (b) subject to certain exceptions, enter into discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions. Prior to obtaining the requisite shareholder approval by Westar Energy and Great Plains Energy, each party’s board of directors may (i) withdraw or change its recommendation that shareholders approve and adopt the Amended and Restated Merger Agreement or (ii) approve or recommend any superior proposal. Westar Energy and Great Plains Energy each has the right to terminate the Amended and Restated Merger Agreement to enter into a definitive acquisition agreement providing for a superior proposal that did not result from a material breach of the Amended and Restated Merger Agreement, subject to complying with notice and other specified conditions, including providing the other party with the opportunity to propose revisions to the terms of the transactions contemplated by the Amended and Restated Merger Agreement and the payment of a termination fee, as described below, prior to or concurrently with such termination.

The Amended and Restated Merger Agreement also contains certain termination rights of Westar Energy and Great Plains Energy, including the right of either party to terminate the Amended and Restated Merger Agreement if the Mergers are not consummated by the date that is twelve months following the date of the Amended and Restated Merger Agreement, subject to an extension in certain cases for an additional six months (the “End Date”). Either party may also terminate the Amended and Restated Merger Agreement if the Westar Energy shareholder approval or the Great Plains Energy shareholder approval has not been obtained at a duly convened meeting of Westar Energy’s or Great Plains Energy’s shareholders or an order permanently restraining, enjoining or otherwise prohibiting consummation of the Mergers has become final and nonappealable. In addition, Westar Energy may terminate the Amended and Restated Merger Agreement (a) if the Westar Energy board makes an adverse recommendation change with respect to a superior proposal; (b) in certain cases if Great Plains Energy fails to perform any covenant or agreement or breaches any representation or warranty contained in the Amended and Restated

Merger Agreement; (c) if all of the conditions to closing of the Mergers have been satisfied or waived and Great Plains Energy does not comply with its obligations under the Amended and Restated Merger Agreement to consummate the closing of the Mergers on the day the closing should have been consummated and fails to comply with its obligations to consummate the closing within five business days of receipt of notice from Westar Energy requesting such consummation; or (d) if, prior to the Great Plains Energy shareholder approval of the transactions, the Great Plains Energy board makes an adverse recommendation change. Likewise, Great Plains Energy may terminate the Amended and Restated Merger Agreement (i) if, prior to the Westar Energy shareholder approval of the transactions, the Westar Energy board makes an adverse recommendation change; (ii) in certain cases if Westar Energy fails to perform any covenant or agreement or breaches any representation or warranty contained the in the Amended and Restated Merger Agreement; (iii) if the Great Plains Energy board makes an adverse recommendation change with respect to a superior proposal; or (iv) if all of the conditions to closing of the Mergers have been satisfied or waived and Westar Energy does not comply with its obligations under the Amended and Restated Merger Agreement to consummate the closing of the Mergers on the day the closing should have been consummated and fails to comply with its obligations to consummate the closing within five business days of receipt of notice from Great Plains Energy requesting such consummation.

The Amended and Restated Merger Agreement provides that in connection with the termination of the Amended and Restated Merger Agreement under specified circumstances relating to a failure to obtain regulatory approvals prior to the End Date, a final and nonappealable order enjoining the consummation of the Mergers in connection with regulatory approvals or failure by Great Plains Energy to comply with its obligations under the Amended and Restated Merger Agreement to consummate the closing of Mergers once all of the conditions have been satisfied, Great Plains Energy may be required to pay Westar Energy a termination fee of $190 million. In addition, in the event that the Amended and Restated Merger Agreement is terminated by Westar Energy under certain circumstances to enter into a definitive acquisition agreement with respect to a superior proposal or by Great Plains Energy or by Great Plains Energy as a result of Westar Energy’s board of directors changing its recommendation of the Mergers prior to the Westar Energy shareholder approval having been obtained, Westar Energy may be required to pay Great Plains Energy a termination fee of $190 million. Similarly, in the event that the Amended and Restated Merger Agreement is terminated by Great Plains Energy under certain circumstances to enter into a definitive acquisition agreement with respect to a superior proposal or by Westar Energy as a result of Great Plains Energy’s board of directors changing its recommendation of the Mergers prior to the Great Plains Energy shareholder approval having been obtained, Great Plains Energy may be required to pay Westar Energy a termination fee of $190 million. Additionally, if the Amended and Restated Merger Agreement is terminated by either Great Plains Energy or Westar Energy as a result of the Great Plains Energy shareholders not approving the Amended and Restated Merger Agreement, Great Plains Energy may be required to pay Westar Energy a termination fee of $80 million.

The foregoing description of the Amended and Restated Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Amended and Restated Merger Agreement, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Bridge Facility Commitment Letter

On July 10, 2017, Great Plains Energy announced the termination of the commitment letter (the “Commitment Letter”), dated as of May 29, 2016, among Great Plains Energy, Goldman Sachs Bank USA (“GS Bank”) and Goldman Sachs Lending Partners LLC (“GS Lending Partners”), pursuant to which, subject to the conditions set forth therein, GS Bank and GS Lending Partners agreed to commit to provide a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of $8.017 billion (the “Bridge Facility”), consisting of a $7.517 billion senior unsecured term loan to fund the cash consideration in connection with the transactions contemplated by the Original Merger Agreement and a conditional $500 million senior unsecured term loan for working capital purposes. The commitment to provide the Bridge Facility was conditioned upon the consummation of the transactions contemplated by the Original Merger Agreement.

The foregoing description of the Commitment Letter is subject to, and is qualified in its entirety by, the full text of the Commitment Letter, which is filed as Exhibit 10.1 to the Current Report filed by Great Plains Energy on May 31, 2016, and which is incorporated herein by reference.

Preferred Stock Purchase Agreement

On July 10, 2017, Great Plains Energy announced the mutual termination of the Stock Purchase Agreement (the “SPA”), dated as of May 29, 2016, between Great Plains Energy and OCM Credit Portfolio LP, a limited partnership organized under the laws of Ontario (“Investor”), pursuant to which, subject to the terms and conditions of the SPA, Great Plains Energy agreed to sell and issue to the Investor 750,000 shares (the “Investor Shares”) of preferred stock of Great Plains Energy designated as “7.25% Mandatory Convertible Preferred Stock, Series A”, without par value, for an aggregate purchase price equal to $750,000,000. The issuance of the Investor Shares was conditioned upon the consummation of the transactions contemplated by the Original Merger Agreement.

The foregoing description of the SPA is subject to, and is qualified in its entirety by, the full text of the SPA, which is filed as Exhibit 10.2 to the Current Report filed by Great Plains Energy on May 31, 2016, and which is incorporated herein by reference.

Item 8.01	Other Events.

On July 10, 2017, Great Plains Energy and Westar Energy released an investor presentation. A copy of that Investor Presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 10, 2017, Great Plains Energy and Westar Energy issued a joint press release announcing the execution of an Amended and Restated Merger Agreement. The full text of the joint press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Amended and Restated Merger Agreement, dated as of July 9, 2017, by and among Great Plains Energy Incorporated, Westar Energy, Inc., Monarch Energy Holding, Inc., King Energy, Inc. and, solely for the purposes set forth therein, GP Star, Inc.*

99.1	Investor Presentation of Great Plains Energy Incorporated and Westar Energy, Inc., dated July 10, 2017.

99.2	Press Release, dated July 10, 2017, jointly issued by Great Plains Energy Incorporated and Westar Energy, Inc.

*	Schedules attached to the Amended and Restated Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Great Plains Energy will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to the anticipated merger transaction of Great Plains Energy and Westar Energy, including those that relate to the expected financial and operational benefits of the merger to the companies and their shareholders (including cost savings, operational efficiencies and the impact of the anticipated merger on earnings per share), the expected timing of closing, the outcome of regulatory proceedings, cost estimates of capital projects, redemption of Great Plains Energy debt and convertible preferred stock, dividend growth, share repurchases, balance sheet and credit ratings, rebates to customers, employee issues and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and Westar Energy; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates that the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including, but not limited to, cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy’s and Westar Energy’s ability to successfully manage and integrate their respective transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; the ability of Great Plains Energy and Westar Energy to obtain the regulatory and shareholder approvals necessary to complete the anticipated merger or the imposition of adverse conditions or costs in connection with obtaining regulatory approvals; the risk that a condition to the closing of the anticipated merger may not be satisfied or that the anticipated merger may fail to close; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated merger; the costs incurred to consummate the anticipated merger; the possibility that the expected value creation from the anticipated merger will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies, the credit ratings of the combined company following the anticipated merger; disruption from the anticipated merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the anticipated merger; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties will be discussed in the joint proxy statement/prospectus and other materials that Great Plains Energy, Westar Energy and Monarch Energy Holding, Inc. (Monarch Energy) will file with the Securities and Exchange Commission (SEC) in connection with the anticipated merger. Other risk factors are detailed from time to time in quarterly reports on Form 10-Q and annual reports on Form 10-K filed by Great Plains Energy and Westar Energy with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. Monarch Energy, Great Plains Energy and Westar Energy undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, Monarch Energy will file a Registration Statement on Form S-4, that includes a joint proxy statement of Great Plains Energy and Westar Energy, which also constitutes a prospectus of Monarch Energy. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED BY MONARCH ENERGY, GREAT PLAINS ENERGY AND WESTAR ENERGY WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, WESTAR ENERGY, MONARCH ENERGY AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the registration statement and joint proxy statement/prospectus when available and other documents filed by Monarch Energy, Great Plains Energy and Westar Energy with the SEC at http://www.sec.gov, the SEC’s website, or free of charge from Great Plains Energy’s website (http://www.greatplainsenergy.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.” These documents are also available free of charge from Westar Energy’s website (http://www.westarenergy.com/) under the tab “Investors” and then under the heading “SEC Filings.”

Participants in Proxy Solicitation

Great Plains Energy, Westar Energy and their respective directors and certain of their executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Great Plains Energy’s and Westar Energy’s shareholders with respect to the proposed merger. Information regarding the officers and directors of Great Plains Energy is included in its definitive proxy statement for its 2017 annual meeting filed with SEC on March 23, 2017. Information regarding the officers and directors of Westar Energy is included in an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on April 28, 2017. Additional information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the registration statement and joint proxy statement/prospectus and other materials filed with SEC in connection with the proposed merger. Free copies of these documents may be obtained as described in the paragraphs above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED /s/ Lori A. Wright
Lori A. Wright
Vice President—Corporate Planning, Investor Relations and Treasurer

Date: July 10, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amended and Restated Merger Agreement, dated as of July 9, 2017, by and among Great Plains Energy Incorporated, Westar Energy, Inc., Monarch Energy Holding, Inc., King Energy, Inc. and, solely for the purposes set forth therein, GP Star, Inc.*

99.1	Investor Presentation of Great Plains Energy Incorporated and Westar Energy, Inc., dated July 10, 2017.

99.2	Press Release, dated July 10, 2017, jointly issued by Great Plains Energy Incorporated and Westar Energy, Inc.

*	Schedules attached to the Amended and Restated Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Great Plains Energy will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.